Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-258448) and Form S-8 (Nos. 333-240065, 333-253159, 333-262406 and 333-269671) of Nurix Therapeutics, Inc. of our report dated February 15, 2024 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

San Jose, California
February 15, 2024